EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-75344), Form S-8 (No. 333-97435), Form S-8 (No. 333-108373), Form S-8 (No. 333-124465), Form S-8 (No. 333-124466), Form S-8 (No. 333-128534), and Form S-8 (No. 333-128536) of MedicalCV, Inc. of our report dated July 8, 2005 relating to the financial statements which appears in this Form 10-KSB/A.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Minneapolis, Minnesota
December 7, 2005